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EXHIBIT 10.16


AMENDMENT TO EMPLOYMENT AGREEMENT OF A. LEIGH POWELL.

On January 7, 2002, the Compensation Committee of the Board of Directors, acting by unanimous written consent, passed the following resolutions:

            RESOLVED, to amend the October 2000 Employment Agreement of A. Leigh Powell, President and Chief Executive Officer of the Corporation (the "Employment Agreement"), effective January 1, 2002, as follows:

                 CURRENT: SECTION 2.2b - Executive, provided that he is employed in good standing by the Company on January 1, 2002, shall receive a direct stock grant on January 2, 2002 of 100,000 shares of Company's common stock provided that the average of the two highest Thirty-Day Averages ending on December 31, 2001, is equal to or greater than $20.00. For the purposes of this Section 2.2, "Thirty-Day Average" means the average over thirty consecutive days of the daily closing prices of the Company's common stock (as listed in the national edition of the Wall Street Journal) for each of the three consecutive thirty-day periods commencing ninety days prior to December 31 of any year.

                 REVISED: SECTION 2.2b - Executive, provided that he is employed in good standing by the Company on January 1, 2002, shall receive a direct stock grant on JANUARY 31, 2002 of 100,000 shares of Company's common stock provided that the average of the highest Thirty-Day Average ending on December 31, 2001, is equal to or greater than $7.00. For the purposes of this
                 Section 2.2, "Thirty-Day Average" means the average over thirty consecutive days of the daily closing prices of the Company's common stock (as listed in the national edition of the Wall Street Journal) for each of the three consecutive thirty-day periods commencing ninety days prior to December 31 of any year.

            RESOLVED, that pursuant to the Employment Agreement and in accordance with the Plan, to award A. Leigh Powell a grant of 100,000 shares of the Corporation's unrestricted common stock, $.0001 par value per share, with an effective issuance date of January 31, 2002.